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                                                                       EXHIBIT 9

                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                           TELEPHONE: (212) 839-5300
                           FACSIMILE: (212) 839-5599


                                         July 27, 1999

CMA Money Fund
800 Scudders Mill Road
Plainsboro, NJ  08536

Ladies and Gentlemen:

     We have acted as counsel for CMA Money Fund, a business Trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), in connection with the registration of an indefinite number of shares of beneficial interest, par value $0.10 per share, of the Fund (the "Shares") under the Securities Act of 1933, as amended, pursuant to the Fund's registration statement on Form N-1A (File No. 2-59311), as amended (the "Registration Statement").

     As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Declaration of Trust of the Fund, the By-Laws of the Fund and such other documents as we have deemed relevant to the matters referred to in this opinion.

     In rendering this opinion, we have relied as to matters of Massachusetts law upon an opinion of Bingham Dana LLP rendered to the Fund.

     Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of beneficial interest, except that Shareholders of the Fund may under certain circumstances be held personally liable for the Fund's obligations.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

                                         Very truly yours,

                                         /s/ Brown & Wood LLP